EXHIBIT 10.31

INDEMNIFICATION AGREEMENT

AGREEMENT

This Agreement is made as of                         , by and between Infonet Services Corporation, a Delaware corporation (the “Company”), and              (“Officer”).

W I T N E S S E T H:

WHEREAS, in order to clarify certain responsibilities of the Company regarding the indemnification of Officer, and

WHEREAS, the Company expects to incur significantly increased costs for directors’ and officers’ liability insurance than have historically been charged the Company; and

WHEREAS, the Company has been advised by its Director of Risk Management, that there can be no assurance that such insurance will continue to be available to the Company and Officer, and believes that it is possible that the cost of such insurance, if obtainable, may not be acceptable to the Company; and

WHEREAS, Officer is unwilling to serve, or continue to serve, the Company as an officer without assurances that adequate liability insurance, indemnification or a combination thereof is, and will continue to be, provided; and

WHEREAS, the Company, in order to induce Officer to continue to serve the Company, has agreed to provide Officer with the benefits contemplated by this Agreement which benefits are intended to supplement or replace, if necessary, the Company’s existing directors’ and officers’ liability insurance; and

WHEREAS, as a result of the provision of such benefits Officer has agreed to serve or to continue to serve as an officer of the Company;

NOW, THEREFORE, in consideration of the promises, conditions, representations and warranties set forth herein, including the Officer’s continued service to the Company, the Company and Officer hereby agree as follows:

1. Definitions. The following terms, as used herein, shall have the following respective meanings:

“Covered Amount” means Loss and Expenses which, in type or amount, are not insured under the directors’ and officers’ liability insurance maintained by the Company from time to time.

“Covered Act” means any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by Officer, either prior to or after the date hereof, on behalf of the Company or any other corporation, partnership or entity of which Officer was or is a director, officer, employee or agent at the request of or on behalf of the

Company or with regard to any employee benefit plan or plans of the Company or of such other corporation, partnership or entity, including any of the foregoing alleged by any claimant or any claim against Officer in connection with his service as a director, officer, employee or agent of the Company or such other corporation, partnership or entity (whether in his official capacity or any other capacity during such service).

“D&O Insurance” means the directors’ and officers’ liability insurance issued by the insurer(s), and having the policy number(s), amount(s) and deductible(s) set forth on Exhibit A hereto and any replacement or substitute policies issued by one or more reputable insurers providing in all respects coverage at least comparable to and in the same amount as that provided under the policy or policies identified on Exhibit A.

“Determination” means a determination, based on the facts known at the time, made by:

(i) A majority vote of the directors who are not parties to the action, suit or proceeding as to which indemnification has been requested, even though less than a quorum, or, if there are no such directors, or if such directors so direct; or

(ii) Independent legal counsel in a written opinion prepared at the request of a majority of a quorum of disinterested directors; or

(iii) A majority of the disinterested stockholders of the Company; or

(iv) A final adjudication by a court of competent jurisdiction.

“Determined” shall have a correlative meaning.

“Excluded Claim” means any payment for Losses or Expenses in connection with any claim:

(i) Based upon or attributable to Officer gaining in fact any personal profit or advantage to which Officer is not entitled; or

(ii) For the return by Officer of any remuneration paid to Officer without the previous approval of the stockholders of the Company which is illegal; or

(iii) For an accounting of profits in fact made from the purchase or sale by Officer of securities of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 as amended, or similar provisions of any state law; or

(iv) Resulting from Officers knowingly fraudulent, dishonest or willful misconduct; or

(v) The payment of which by the Company under this Agreement is not permitted by applicable law; or

(vi) The payment of which would cause the total amount of all Losses and Expenses paid by the Company to exceed the Covered Amount.

“Expenses” means any reasonable expenses incurred by Officer as a result of a claim or claims made against him for Covered Acts including, without limitation, counsel fees and costs of investigative, judicial or administrative proceedings or appeals, but shall not include Fines.

“Fines” means any fine, penalty or, with respect to an employee benefit plan, any excise tax or penalty assessed with respect thereto.

“Loss” means any amount which Officer is legally obligated to pay as a result of a claim or claims made against him for Covered Acts including, without limitation, damages and judgments and sums paid in settlement of a claim or claims, but shall not include Fines.

2. Maintenance of D&O Insurance.

(a) The Company hereby represents and warrants that Exhibit A contains a complete and accurate description of the policies of directors’ and officers’ liability insurance purchased by the Company and that such policies are in full force and effect.

(b) The Company hereby covenants and agrees that, so long as Officer shall continue to serve as an officer of the Company and thereafter so long as Officer shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Officer was an officer of the Company, the Company, subject to Section 2(d), shall maintain in full force and effect D&O Insurance.

(c) In all policies of D&O Insurance, Officer shall be named as an insured in such a manner as to provide Officer the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors or officers most favorably insured by such policy.

(d) The Company shall have no obligation to maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance is disproportionate to the amount of coverage provided, or the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.

3. Indemnification. The Company shall indemnify Officer and hold him harmless from the Covered Amount of any and all Losses and Expenses subject, in each case, to the further provisions of this Agreement.

4. Excluded Coverage.

(a) The Company shall have no obligation to indemnify Officer for and hold him harmless from any Loss or Expense which has been determined, by final adjudication by a court of competent jurisdiction, to constitute an Excluded Claim.

(b) The Company shall have no obligation to indemnify Officer and hold him harmless for any Loss or Expense to the extent that Officer is indemnified by the Company pursuant to the Company’s Bylaws or otherwise indemnified.

5. Indemnification Procedures.

(a) Promptly after receipt by Officer of notice of the commencement of or the threat of commencement of any action, suit or proceeding, Officer shall, if indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement thereof.

(b) If, at the time of the receipt of such notice, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the respective policies in favor of Officer. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Officer, all Losses and Expenses payable as a result of such action, suit or proceeding in accordance with the terms of such policies.

(c) To the extent the Company does not, at the time of the commencement of or the threat of commencement of such action, suit or proceeding, have applicable D&O Insurance, or if a Determination is made that any Expenses arising out of such action, suit or proceeding will not be payable under the D&O Insurance then in effect, the Company shall be obligated to pay the Expenses of any such action, suit or proceeding in advance of the final disposition thereof and the Company, if appropriate, shall be entitled to assume the defense of such action, suit or proceeding, with counsel satisfactory to Officer, upon the delivery to Officer of written notice of its election so to do. After delivery of such notice, the Company will not be liable to Officer under this Agreement for any legal or other Expenses subsequently incurred by Officer in connection with such defense other than reasonable Expenses of investigation provided that Officer shall have the right to employ its counsel in any such action, suit or proceeding but the fees and expenses of such counsel incurred after delivery of notice from the Company of its assumption of such defense shall be at the Officer’s expense provided further that if (i) the employment of counsel by Officer has been previously authorized by the Company, (ii) Officer shall have reasonably concluded that there may be a conflict of interest between the Company and Officer in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such action, the fees and expenses of counsel shall be at the expense of the Company.

(d) All payments on account of the Company’s indemnification obligations under this Agreement shall be made within sixty (60) days of Officer’s written request therefor unless a Determination is made that the claims giving rise to Officer’s request are Excluded Claims or otherwise not payable under this Agreement, provided that all payments on account of the Company’s obligations under Paragraph 5(c) of this Agreement prior to the final disposition of any action, suit or proceeding shall be made within twenty (20) days of Officer’s written request therefor and such obligation shall not be subject to any such determination but shall- be subject to Paragraph 5(e) of this Agreement.

(e) Officer agrees that he will reimburse the Company for all Losses and Expenses paid by the Company in connection with any action, suit or proceeding against Officer in the event and only to the extent that a Determination shall have been made by a court in a final adjudication from which there is no further right of appeal that the Officer is not entitled to be indemnified by the Company for such Expenses because the claim is an Excluded Claim or because Officer is otherwise not entitled to payment under this Agreement.

6. Settlement. The Company shall have no obligation to indemnify Officer under this Agreement for any amounts paid in settlement of any action, suit or proceeding effected without the Company’s prior written consent. The Company shall not settle any claim in any manner which would impose any Fine or any obligation on Officer without Officer’s written consent. Neither the Company nor Officer shall unreasonably withhold their consent to any proposed settlement.

7. Rights Not Exclusive. The rights provided hereunder shall not be deemed exclusive of any other rights to which Officer may be entitled under any bylaw, agreement, vote of stockholders or of disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity by holding such office, and shall continue after the Officer ceases to serve the Corporation as an officer.

8. Enforcement.

(a) Officer’s right to indemnification shall be enforceable by Officer only in the Chancery Court of the State of Delaware and shall be enforceable notwithstanding any adverse Determination, other than a Determination which has been made by a final adjudication of a court of competent jurisdiction. In any such action, if a prior adverse Determination has been made, the burden of proving that indemnification is required under this Agreement shall be on Officer. The Company shall have the burden of proving that indemnification is not required under this Agreement if no prior adverse Determination shall have been made.

(b) In the event that any action is instituted by Officer under this Agreement, or to enforce or interpret any of the terms of this Agreement, Officer shall be entitled to be paid all court costs and expenses, including reasonable counsel fees, incurred by Officer with respect to such action, unless the court determines that each of the material assertions made by Officer as a basis for such action were not made in good faith or were frivolous.

9. Severabilily. In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

10. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

11. Consent to Jurisdiction. The Company and the Officer each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the Chancery Court of the State of Delaware.

12. Successor and Assigns. This Agreement shall be (i) binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law) and (ii) shall be binding on and inure to the benefit of the heirs, personal representatives and estate of Officer.

13. Amendment. No amendment modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by each of the parties hereto.

IN WITNESS WHEREOF, the Company and Officer have executed this Agreement as of the day and year first above written.

OFFICER	INFONET SERVICES CORPORATION

By:	By: